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                                                                    EXHIBIT 10.5

Metropolitan Life Insurance Company
One Madison Avenue, New York, NY  10010-3690

February 6, 1996


CalMat Co.
3200 San Fernando Road
Los Angeles, CA  90065

Attention:  Mr. Edward Kelly
            Treasurer

Dear Sir:

The undersigned are the holders of $35,000,000 aggregate principal amount of the 6.70% Senior Unsecured Notes due July 23, 2000 (the "Notes") issued pursuant to the Note Purchase Agreement dated July 23, 1993, as amended (the "Agreement"), between CalMat Co. (the "Company") and the undersigned.

As holders of the Notes and parties to the Agreement and subject to the conditions specified in the next to last paragraph of this letter, the undersigned hereby consent and agree that:

     1. Section 7.4 (ii) of the Agreement shall be amended by deleting the number "$40,000,000" appearing therein and substituting in its place the number "$70,000,000";

     2. The definition of "Consolidated Net Income" in Section 9.1 of the Agreement shall be amended by deleting the word "and" at the end of clause (ii) thereof, by deleting the period at the end of clause (iii) thereof, and by adding the following language:

"; (iv) the effects of any revaluing of the assets of the Company as a result of SFAS #121: "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of"; and (v) the special charges taken by the Company in an amount not exceeding $2,700,000 (pre-tax) during the quarter ended December 31, 1995."; and

     3. The definition of "Restricted Investments" in Section 9.1 of the Agreement shall be amended by deleting the word "and" at the end of clause (vii) thereof and substituting in its place a semicolon and the word "and" after clause (viii) and by adding the following clause immediately after clause
(viii): "(ix) until
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November 30, 1996, the Investment by the Company in the amount of $6,000,000 in
New Owl Rock Products."

The undersigned's consents to the foregoing amendments are conditioned upon the Company's representation to the undersigned, as confirmed by its countersignature below, that neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of Indebtedness of the Company or such Subsidiary or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered.

If you are in agreement with the foregoing amendments and make the above referenced representation please sign below and return this letter to Metropolitan Life Insurance Company whereupon such amendments shall be effective as of December 31, 1995.

Very truly yours,

METROPOLITAN LIFE INSURANCE            METROPOLITAN INSURANCE AND
COMPANY                                ANNUITY COMPANY


By: /s/  William F. Covington          By: /s/ Anthony J. Williamson

By: /s/  John C.
    For Separate Accounts              METROPOLITAN PROPERTY AND
    #50 and #137                       CASUALTY INSURANCE COMPANY


TEXAS LIFE INSURANCE COMPANY           By: /s/  Susan A. Buffum

By: /s/  Jacqueline D. Jenkins

The representation by the Company
contained in the next to last paragraph
of the foregoing letter is hereby
confirmed and the foregoing amendments
to the Agreement are accepted and agreed to.

CALMAT CO.

By: /s/  Edward J. Kelly